                    SCHEDULE 14A INFORMATION
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                       (Amendment No.   )

Filed by the Registrant   X

Filed by a party other than the Registrant
                                             ---

Check the appropriate box:
---  Preliminary Proxy Statement
---  Confidential, for Use of the Commission Only (as  permitted by Rule 14a-6(e)(2))
 X   Definitive Proxy Statement
---  Definitive Additional Materials
---  Soliciting  Material Pursuant to Section  240.14a-11(c)  or
     Section 240.14a-12

                      WILLBROS GROUP, INC.
-----------------------------------------------------------------
        (Name of Registrant as Specified In Its Charter)

                         Not Applicable
-----------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement if other than the
                           Registrant)

Payment of Filing Fee (Check the appropriate box):
X    No fee required.

---- Fee computed on table below per Exchange Act Rules 14a-
     6(i)(4) and 0-11.
     (1)  Title of each class of securities to which transaction applies:
             -------------------------------------------------------

     (2)  Aggregate number of securities to which transaction
     applies:
             -------------------------------------------------------

     (3)  Per unit price or other underlying value of
     transaction computed pursuant to Exchange Act Rule 0-11
     (Set forth the amount on which the filing fee is
     calculated and state how it was determined):
     -------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:
          -------------------------------------------------------

     (5)  Total fee paid:  --------------------------------------


---  Fee paid previously with preliminary materials.

--- Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1)  Amount Previously Paid: -------------------------------
     (2)  Form, Schedule or Registration Statement No.: ---------
     (3)  Filing Party: -----------------------------------------
     (4)  Date Filed:--------------------------------------------

 [ LOGO ]             WILLBROS GROUP, INC.
                 Edificio Torre Banco Germanico
                       Calle 50 y 55 Este
                        Apartado 850048
                  Panama 5, Republic of Panama

            NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                     To Be Held May 2, 1997

To the Stockholders of
  WILLBROS GROUP, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of
Stockholders of Willbros Group, Inc., a Republic of Panama corporation (the "Company"), will be held at the Inter*Continental Hotel, Miramar Plaza, Balboa Avenue, Panama
City, Panama, on Friday, May 2, 1997, at 9:00 a.m., local time, for the following purposes:

       1.     To elect four directors of the Company;

       2. To consider and act upon a proposal to ratify the appointment of KPMG Peat Marwick as the independent auditors of the Company for 1997; and

       3. To transact such other business as may properly come before the meeting or any adjournment thereof.

       The Board of Directors has fixed the close of business on March 28, 1997, as the record date for the meeting, and only holders of the Company's Common Stock of record at such time will be entitled to vote at the meeting or any adjournment thereof.

                                        By Order of the Board of
                                        Directors,


                                        John N. Hove
                                        Secretary

Panama City, Panama
March 31, 1997



     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE
ENCLOSED ENVELOPE.   IF YOU DO ATTEND THE MEETING, YOU MAY
WITHDRAW YOUR PROXY AND VOTE IN PERSON.

 [ LOGO ]             WILLBROS GROUP, INC.
                 Edificio Torre Banco Germanico
                       Calle 50 y 55 Este
                        Apartado 850048
                  Panama 5, Republic of Panama

                        PROXY STATEMENT
               FOR ANNUAL MEETING OF STOCKHOLDERS
                     To Be Held May 2, 1997


             SOLICITATION AND REVOCATION OF PROXIES

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Willbros Group, Inc., a Republic of Panama corporation (the "Company"), of proxies to be voted at the Annual Meeting of Stockholders of the Company to be held on May 2, 1997, or at any adjournment thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting. This Proxy Statement and accompanying proxy were first sent on or about March 31, 1997, to stockholders of record on March 28, 1997.

     If the accompanying proxy is properly executed and returned, the shares represented by the proxy will be voted at the Annual Meeting. If a stockholder indicates in his or her proxy a choice with respect to any matter to be acted upon, that stockholder's shares will be voted in accordance with such choice. If no choice is indicated, such shares will be voted "FOR" (a) the election of all of the nominees for directors listed below, and
(b) the ratification of the appointment of the independent auditors. A stockholder giving a proxy may revoke it by giving written notice of revocation to the Secretary of the Company at any time before it is voted, by executing another valid proxy bearing a later date and delivering such proxy to the Secretary of the Company prior to or at the Annual Meeting, or by attending the Annual Meeting and voting in person.

     The expenses of this proxy solicitation, including the cost of preparing and mailing this Proxy Statement and accompanying proxy will be borne by the Company. Such expenses will also include the charges and expenses of banks, brokerage firms, and other custodians, nominees or fiduciaries for forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company's Common Stock. Solicitation of proxies may be made by mail, telephone, personal interviews or by other means by the Board of Directors or employees of the Company who will not be additionally compensated therefor, but who may be reimbursed for their out-of-pocket expenses in connection therewith.

                 STOCKHOLDERS ENTITLED TO VOTE

     Stockholders of record at the close of business on March 28, 1997 (the "Record Date"), will be entitled to vote at the Annual Meeting. As of the Record Date, there were issued and outstanding 14,385,980 shares of Common Stock, par value $.05 per share (the "Common Stock"), of the Company. Each share of Common Stock is entitled to one vote. There is no cumulative voting with respect to the election of directors. The presence in person or by proxy of the holders of a majority of the shares issued and outstanding at the Annual Meeting and entitled to vote will constitute a quorum for the transaction of business. Votes withheld from nominees for directors, abstentions and broker non-votes will be counted for purposes of determining whether a quorum has been reached. Votes will be tabulated by an inspector of election appointed by the Board of Directors of the Company. With regard to the election of directors, votes may be cast in favor of or withheld from each nominee; votes that are withheld will have the effect of a negative vote. Abstentions, which may be specified on all proposals except the election of directors, will have the effect of a negative vote. A broker non-vote will have no effect on the outcome of the election of directors or the other proposals.

                          PROPOSAL ONE

                     ELECTION OF DIRECTORS

     The Restated Articles of Incorporation (the "Charter") of the Company provides that the Board of Directors of the Company (the "Board of Directors") shall consist of not less than three nor more than fifteen directors, as determined from time to time by resolution of the Board of Directors. The number of directors is currently fixed at nine. The Board of Directors is divided into three approximately equal classes. The terms of such classes are staggered so that only one class is elected at the annual meeting of stockholders each year for a three-year term. The term of the Class I directors will expire at the Annual Meeting. The terms of the Class II directors and the Class III directors will expire at the annual meeting of stockholders to be held in 1998 and 1999, respectively.

     In accordance with the recommendation of the Nominating Committee, the Board of Directors has nominated Melvin F. Spreitzer, Peter A. Leidel, M. Kieth Phillips and Gary L. Bracken for election as directors. Messrs. Spreitzer and Leidel, who currently serve as Class I directors and whose terms expire at the Annual Meeting, are standing for re-election as Class I directors for terms expiring at the annual meeting of stockholders in 2000. Messrs. Bracken and Phillips, who currently do not serve as directors, have been nominated as a result of an increase in the size of the Board of Directors from seven members to nine members. Mr. Phillips is standing for election as a Class I director for a term expiring at the annual meeting of stockholders in 2000.
Mr. Bracken is standing for election as a Class III director for a term expiring at the annual meeting of stockholders in 1999. Accordingly, the accompanying proxy solicits your vote for four directors. The persons named as proxies in the accompanying proxy, who have been designated by the Board of Directors, intend to vote, unless otherwise instructed in such proxy, for the election of Messrs. Spreitzer, Leidel, Phillips and Bracken. Should any nominee named herein become unable for any reason to stand for election as a director of the Company, it is intended that the persons named in such proxy will vote for the election of such other person or persons as the Nominating Committee may recommend and the Board of Directors may propose to replace such nominee. The Company knows of no reason why any of the nominees will be unavailable or unable to serve.

     The affirmative vote of the holders of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote is required for the election of directors. The Board of Directors recommends a vote "FOR" each of the following nominees for directors.

Nominees for Directors

                            Class I
                    (Term Expires May 2000)

     Melvin F. Spreitzer, age 58, joined Willbros in 1974 as Controller and was elected Vice President of Finance in 1978. He was elected Executive Vice President, Chief Financial Officer and Treasurer in 1987, and a Director in 1992. He was also Secretary from 1987 to 1996. He has over 21 years of corporate finance experience and is responsible for all aspects of financial management of the Company.

     M. Kieth Phillips, age 54, joined Willbros in 1978 as Vice President. He was elected Vice President of Willbros International, Inc. ("WII") in 1979 and was promoted to Senior Vice President of WII in 1980, Executive Vice President of WII in 1983, President and Chief Operating Officer of WII in 1988 and Chief Executive Officer of WII in 1990. Most of his more than 29 years experience in the pipeline construction industry has been international and in management positions.

     Peter A. Leidel, age 40, has been a Director of the Company since 1992. He has been employed by Dillon, Read & Co. Inc., an investment banking firm ("Dillon Read"), since 1983 and is currently a Senior Vice President of Dillon Read. Mr.
Leidel also serves as a director of Cornell Corrections, Inc.

                           Class III
                    (Term Expires May 1999)

     Gary L. Bracken, age 59, joined Willbros in 1960 as an engineer and, excluding a brief period from 1972 through 1974 when he was employed by another major United States pipeline contractor, has served Willbros for over 34 years. He rejoined Willbros in 1975 and was promoted to Vice President in 1978. He was elected Executive Vice President of Willbros Energy Services Company in 1982 and served as its President from 1988 to 1990. In 1990, Mr. Bracken was elected Chairman of the Board of Directors and Chief Executive Officer of Willbros Engineers, Inc. and served in those capacities through 1992. In late 1992, he was elected President and Chief Executive Officer of Willbros Engineering & Construction Limited. In February 1997, he was elected President and Chief Operating Officer of the Company and Willbros USA, Inc.

Directors Continuing in Office

                            Class II
                    (Term Expires May 1998)

     Bryan H. Lawrence, age 54, has been a Director of the Company since 1992. He has been employed by Dillon Read since 1966 and is currently a Managing Director. Mr. Lawrence also serves as a Director of D & K Wholesale Drug, Inc., Hallador Petroleum Company, TransMontaigne Oil Company and Vintage Petroleum, Inc. (each a United States public company) and Benson Petroleum Ltd. and Cavell Energy Group (each a Canadian public company).

     Michael J. Pink, age 59, has been a Director of the Company since October 1996. Mr. Pink is engaged in personal investments. He recently retired as Group Managing Director of Enterprise Oil plc, an independent oil exploration and production company, which he joined in May 1994. Prior to that time, Mr. Pink spent 30 years with the Royal Dutch/Shell Group at various locations in Europe, the United States, Africa and the Middle East. He went to work for Shell as a petroleum engineer and held a variety of senior technical and management positions, including Chief Petroleum Engineer for Shell Deepwater Drilling Company, Operations Manager for Shell's Eastern Division operations in Nigeria, Head of Production Geology for Shell Internationale Petroleum in The Hague, Managing Director of Petroleum Development Oman, Shell's affiliate in Oman, and finally, Director of Exploration and Production for Shell Internationale Petroleum in The Hague. Mr. Pink retired from Shell in 1994.

     John H. Williams, age 78, has been a Director of the Company since October 1996. Mr. Williams is engaged in personal investments. He was Chairman of the Board and Chief Executive Officer of The Williams Companies, Inc., a major United States interstate natural gas and petroleum products pipeline company, prior to retiring at the end of 1978. Mr. Williams spent three decades building the Willbros business before it was spun-off from The Williams Companies in 1975. Mr. Williams is also a director of Apco Argentina Inc. and Unit Corporation and is an honorary member of the Board of Directors of The Williams Companies, Inc.

                           Class III
                    (Term Expires May 1999)

     Larry J. Bump, age 57, joined Willbros in 1977 as President and Chief Operating Officer and was elected to the Board of Directors. He was named Chief Executive Officer in 1980 and elected Chairman of the Board of Directors in 1981. He served as President and Chief Operating Officer of Willbros until
February 1997. He served as Chairman of the Board of Directors and Chief Executive

Officer of Heerema Holding Company, Inc. ("HHC"), a major marine engineering, fabrication and installation contractor, the parent corporation of Heerema Holding Construction, Inc. (the former majority stockholder of the Company) ("Heerema"), from 1985 to 1988 while he continued his duties with Willbros. He has over 33 years international experience in pipeline construction and contracting industries, all of which were in management positions.

     Guy E. Waldvogel, age 59, has been a Director of Willbros since 1990. He has been the Management Consultant of Business and Corporate Strategy of Heerema and HHC since 1990 and also currently serves as Chief Financial Officer and as a director of Heerema. He was formerly Senior Executive Vice President of Societe Generale De Surveillance, a leading international cargo inspection firm. Mr. Waldvogel also serves as a director of Renaissance Group, Inc. and Bank Julius Baer (a Swiss public company) and as Chairman of PetitJean Industries (a French public company).

Compensation of Directors

     Employee directors receive no additional compensation for service on the Board of Directors or any committee thereof. Non-employee directors receive an annual retainer of $18,000 plus a fee of $1,000 per meeting for attending meetings of the Board of Directors and any committee thereof. Non-employee directors also automatically receive non-qualified stock options under the Willbros Group, Inc. Director Stock Plan (the "Director Plan"). Under the Director Plan, an initial option to purchase up to 5,000 shares of Common Stock is granted to each new non-employee director on the date such director is elected or appointed to the Board of Directors. Each non-employee director also receives annually an option to purchase 1,000 shares of Common Stock on the annual anniversary of the date on which such director received an initial option and on each succeeding annual anniversary of such date during the period of such director's incumbency. The option exercise price of each option granted under the Director Plan is equal to the fair market value of the Common Stock on the date of grant. A total of 125,000 shares of Common Stock is available for issuance under the Director Plan. During fiscal 1996, Messrs. Lawrence, Leidel and Waldvogel were each granted an option to purchase 9,000 shares of Common Stock (an initial option to purchase 5,000 shares plus an option to purchase 1,000 shares for each year of prior service as a director of the Company) at an exercise price of $10.00 per share and Messrs. Pink and Williams were each granted an option to purchase 5,000 shares of Common Stock at an exercise price of $9.13 per share. No options have been exercised under the Director Plan. All directors are reimbursed by the Company for out-of-pocket expenses incurred by them in connection with their service on the Board of Directors and any committee thereof.

Meetings and Committees of the Board of Directors

     During 1996, the Board of Directors held five meetings. Each director was present at 75% or more of the aggregate of the meetings of the Board of Directors and of the committees of the Board of Directors on which he served during 1996. The Board of Directors has a standing Executive Committee, Audit Committee, Nominating Committee, Compensation Committee and Stock Plan Committee.

     The recently established Executive Committee is composed of Messrs. Bump (Chairman), Spreitzer, Lawrence and Williams. The Executive Committee is authorized to act for the Board of Directors in the management of the business and affairs of the Company except with respect to a limited number of matters which include changing the size of the Board of Directors, filling vacancies on the Board of Directors, amending the By-laws of the Company, disposing of all or substantially all of the assets of the Company and recommending to the stockholders of the Company an amendment to the Articles of Incorporation of the Company or a merger or consolidation involving the Company. The Executive Committee did not meet during 1996.

     The Audit Committee is composed of Messrs. Leidel (Chairman) and Waldvogel, each of whom is a non-employee director of the Company. The Audit Committee recommends to the full Board of Directors the firm to be appointed each year as independent auditors of the Company's financial statements and to perform services related to the completion of such audit. The Audit Committee also has the responsibility to (a) review the scope and results of the audit with the independent auditors, (b) review with management and the independent auditors the Company's interim and year-end financial condition and results of operations,
(c) consider the adequacy of the internal accounting, bookkeeping and other control procedures of the Company, and (d) review any non-audit services and special engagements to be performed by the independent auditors and consider the effect of such performance on the auditors' independence. The Audit Committee also reviews at least once each year, the terms of all material transactions and arrangements, if any, between the Company and its directors, officers and affiliates. The Audit Committee met once during 1996.

     The recently established Nominating Committee is composed of Messrs. Williams (Chairman) and Pink, each of whom is a non-employee director of the Company. The Nominating Committee is responsible for recommending candidates to fill vacancies on the Board of Directors as such vacancies occur, as well as the slate of nominees for election as directors by stockholders at each annual meeting of stockholders. Additionally, the Nominating Committee makes recommendations to the Board of Directors regarding changes in the size of the Board of Directors. Qualifications considered by the Nominating Committee for director candidates include an attained position of leadership in the candidate's field of endeavor, business and financial experience, demonstrated exercise of sound business judgment, expertise relevant to the Company's lines of business and the ability to serve the interests of all stockholders. The Nominating Committee will consider director candidates submitted to it by other directors, employees and stockholders. The Company's Charter provides that nominations of candidates for election as directors of the Company may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder entitled to vote at such meeting who complies with the advance notice procedures set forth therein. These procedures require any stockholder who intends to make a nomination for director at the meeting to deliver notice of such nomination to the Secretary of the Company not less than 45 nor more than 90 days before the meeting. The notice must contain all information about the proposed nominee as would be required to be included in a proxy statement soliciting proxies for the election of such nominee, including such nominee's written consent to serve as a director if so elected. If the Chairman of the meeting determines that a person is not nominated in accordance with the nomination procedure, such nomination will be disregarded. The Company expects that the annual meeting of stockholders to be held each year will be during the first week of May. The Nominating Committee did not meet during 1996.

     The Compensation Committee is composed of Messrs. Waldvogel (Chairman), Spreitzer and Williams. The Compensation Committee reviews and takes final action for and on behalf of the Board of Directors with respect to compensation, bonus, incentive and benefit provisions for the officers of the Company and its subsidiaries. The Compensation Committee meets at such times as may be deemed necessary by the Board of Directors or the Compensation Committee. The Compensation Committee met once during 1996.

     The Stock Plan Committee is composed of Messrs. Waldvogel
(Chairman) and Williams, each of whom is a non-employee director of the Company. The Stock Plan Committee administers the
Company's 1996 Stock Plan. The Stock Plan Committee met once during 1996.

                          PROPOSAL TWO

      RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     Upon the recommendation of the Audit Committee, the Board of Directors has appointed KPMG Peat Marwick as the independent auditors of the Company for the fiscal year ending December 31, 1997. KPMG Peat Marwick has been the independent auditors of Willbros since 1987. A proposal will be presented at the Annual Meeting asking the stockholders to ratify the appointment of KPMG Peat Marwick as the Company's independent auditors. If the stockholders do not ratify the appointment of KPMG Peat Marwick, the Board of Directors will reconsider the appointment.

     The affirmative vote of the holders of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote is required for the adoption of this proposal. The Board of Directors recommends a vote "FOR" the ratification of KPMG Peat Marwick as the Company's independent auditors for 1997.

     A representative of KPMG Peat Marwick will be present at the Annual Meeting. Such representative will be given the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions.

                   PRINCIPAL STOCKHOLDERS AND
                SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of March 15, 1997, by (a) each person who is known by the Company to own beneficially more than five percent of the outstanding shares of Common Stock, (b) each director and nominee for director of the Company, (c) each of the executive officers of the Company named in the Summary Compensation Table below, (d) all executive officers and directors of the Company as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares.

                                     Shares
Name of Owner or                 Beneficially  Percentage
Identity of Group                   Owned      of Class(1)
--------------------------------   ----------------

Yorktown Energy Partners, L.P.;
  Concord Partners II,
  L.P.; et al (2)                 4,023,040 (3)     28.0%
Larry J. Bump (4)                 1,055,090 (5)      7.3
Melvin F. Spreitzer                 283,100 (6)      2.0
Bryan H. Lawrence (7)                 9,000 (8)       *
Guy E. Waldvogel                      9,000 (9)       *
Peter A. Leidel(10)                  10,000 (11)      *
Michael J. Pink                       5,000 (12)      *
John H. Williams                     10,000 (13)      *
Gary L. Bracken                     282,100 (14)     2.0
M. Kieth Phillips                   280,300 (15)     1.9
James R. Beasley                     92,500 (16)      *
All executive officers and
  directors as a group (10 people)
   (5)(6)(7)(8)(9)(10)(11)(12)(13)
   (14)(15)(16)                   2,036,090         14.0

----------------------
  *  Less than 1%.

(1) Shares of Common Stock which were not outstanding but which could be acquired by a person upon exercise of an option within 60 days of March 15, 1997, are deemed outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by such person. Such shares, however, are not deemed to be outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by any other person.
(2)    The stockholders' address is 535 Madison Avenue, New York, New
       York 10022.
(3) Consists of (a) 3,324,120 shares held by Yorktown Energy Partners, L.P. (`Yorktown'), a private equity fund managed by Dillon Read; (b) 451,600 shares held by Concord Partners II, L.P. ("Concord II"), a private venture capital fund managed by Dillon Read; (c) 96,240 shares held by Concord Partners Japan Limited ("Concord Japan"), a private venture capital fund managed by Dillon Read; (d) 146,130 shares held by Dillon Read as agent for certain related persons; and (e) 4,950 shares held by Lexington Partners IV, L.P. ("Lexington"), a private investment fund for certain Dillon Read affiliated persons and managed by Dillon Read.
(4) The stockholder's address is 2431 East 61st Street, Suite 700, Tulsa, Oklahoma 74136-1267.
(5) Includes (a) 420,000 shares held in a family limited partnership in which Mr. Bump is the sole general partner,
       (b) 37,500 shares subject to stock options which are currently exercisable at an average exercise price of $8.91 per share, and (c) 10,000 shares held in the Willbros Employees' 401(k) Investment Plan for the account of Mr. Bump.
(6) Includes (a) 40,000 shares held in a family limited partnership in which Mr. Spreitzer is the sole general partner, and (b) 25,000 shares subject to stock options which are currently exercisable at an average exercise price of $9.03 per share.
(7) Dillon Read, which manages Yorktown, holds for Mr. Lawrence 18,618 shares of Common Stock. Mr. Lawrence does not have voting or investment power with respect to such shares.
       Mr. Lawrence is a Managing Director of Dillon Read.
(8) Represents 9,000 shares subject to stock options which are currently exercisable at $10.00 per share. Does not include 4,000 shares owned by Mr. Lawrence's wife. Mr. Lawrence disclaims beneficial ownership over such shares.
(9) Represents 9,000 shares subject to stock options which are currently exercisable at $10.00 per share.
(10) Mr. Leidel is a Senior Vice President of Dillon Read which is responsible for managing Yorktown, Concord II and Concord Japan, which hold 3,871,960 shares of Common Stock in the aggregate. He is also a partner in Concord II.
       Mr. Leidel disclaims beneficial ownership of the shares of Common Stock owned by such funds.
(11) Represents 9,000 shares subject to stock options which are currently exercisable at $10.00 per share and 1,000 shares held by Mr. Leidel as custodian for his son.
(12) Represents 5,000 shares subject to stock options which are exercisable within 60 days of March 15, 1997, at $9.13 per share.
(13) Includes 5,000 shares subject to stock options which are exercisable within 60 days of March 15, 1997, at $9.13 per share. Does not include 2,000 shares owned by Mr. Williams' wife. Mr. Williams disclaims beneficial ownership over such shares.
(14) Includes (a) 32,100 shares held in a family limited partnership in which Mr. Bracken is the sole general partner, and (b) 25,000 shares subject to stock options which are currently exercisable at an average exercise price of $9.03 per share.
(15) Includes (a) 132,360 shares held in a family limited partnership in which Mr. Phillips is the sole general partner, and (b) 25,000 shares subject to stock options which are currently exercisable at an average exercise price of $9.03 per share.
(16) Includes 25,000 shares subject to stock options which are currently exercisable at an average exercise price of $9.03 per share.

                     EXECUTIVE COMPENSATION

Summary Compensation Table

   The following table sets forth certain information with respect to the compensation of the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers, based on salary and bonus earned during fiscal 1996, for services in all capacities to the Company and its subsidiaries during each of the Company's last two fiscal years.

                                    Annual Compensation
                       -----------------------------------------------
                                                         Other Annual
     Name and                        Salary      Bonus   Compensation
Principal Position         Year       ($)       ($) (1)    ($) (2)
----------------          -----     -------     -------   ----------

Larry J. Bump              1996     337,000           -   149,013
 Chairman, President and   1995     328,000     530,343    38,100
 Chief Executive Officer

Gary L. Bracken            1996     203,000           -    37,951
 President of Willbros     1995     197,000     318,529    11,430
 Engineering & Construction
 Limited

M. Kieth Phillips          1996     203,000           -    37,951
 President of Willbros     1995     197,000     318,529    11,430
 International, Inc.

Melvin F. Spreitzer        1996     200,000           -    37,896
 Executive Vice President  1995     175,500     283,766    11,430
 and Chief Financial Officer

James R. Beasley           1996     140,000           -    13,631
 President of Wilbros      1995     129,000      83,063     5,715
 Engineers, Inc.


(Continued)
                                         Long-Term Compensation
                                    ----------------------------------
                                             Awards           Payouts
                                    ---------------------    ---------
                                                Securities
                                    Restricted  Underlying   Long-Term
                                      Stock      Options/    Incentive
     Name and                        Award(s)     SARs        Payouts
Principal Position         Year        ($)       (#) (3)        ($)
------------------        -----     ----------   --------   --------

Larry J. Bump              1996            -     158,010         -
 Chairman, President and   1995            -      30,000         -
 Chief Executive Officer

Gary L. Bracken            1996            -      71,000         -
 President of Willbros     1995            -       9,000         -
 Engineering & Construction
 Limited

M. Kieth Phillips          1996            -      71,000         -
 President of Willbros     1995            -       9,000         -
 International, Inc.

Melvin F. Spreitzer        1996            -      71,000         -
 Executive Vice President  1995            -       9,000         -
 and Chief Financial Officer

James R. Beasley           1996            -      59,000         -
 President of Wilbros      1995            -       4,500         -
 Engineers, Inc.

(Continued)
                                       All
                                      Other
                                      Compen-
     Name and                         sation
Principal Position         Year         ($)
---------------------     -----      ---------

Larry J. Bump
 Chairman, President and   1996        8,032 (4)
 Chief Executive Officer   1995        6,000

Gary L. Bracken            1996       10,880 (4)
 President of Willbros     1995        9,500
 Engineering & Construction
 Limited

M. Kieth Phillips          1996       10,880 (4)
 President of Willbros     1995        9,500
 International, Inc.

Melvin F. Spreitzer        1996       10,773 (4)
 Executive Vice President  1995        9,500
 and Chief Financial Officer

James R. Beasley           1996        9,900 (4)
 President of Wilbros      1995        9,500
 Engineers, Inc.

---------------------
(1) Consists of (a) compensation paid under management incentive compensation plans.

(2) Consists of (a) the realizable value (on the date of exercise) of shares of stock purchased upon exercise of non-qualified stock options due to exercise price being below fair market value on the date of grant, and (b) that portion of interest paid, if any, on deferred compensation above 120% of the applicable federal rate. Does not include the value of perquisites and other personal benefits because the aggregate amount of such compensation, if any, does not exceed the lesser of $50,000 or 10% of the total amount of annual salary and bonus for any named individual.

(3)       Consists solely of options to acquire shares of stock.

(4)       Consists of (a) Company contributions to the Company's
          (i) Investment Plan in the amount of $6,400 each for Messrs. Bump, Bracken, Phillips, Spreitzer and Beasley, and
          (ii) Executive Life Plan in the amount of $3,500 each for Messrs. Bracken, Phillips, Spreitzer and Beasley, and (b) that portion of interest earned on deferred compensation above 120% of the applicable federal rate in the amount of $1,632 for Mr. Bump, $980 for Mr. Bracken, $980 for Mr. Phillips and $873 for Mr. Spreitzer.

Option/SAR Grants In Last Fiscal Year

   The following table sets forth certain information with respect to options granted to the named executive officers of the Company during fiscal 1996. The Company has never granted any stock appreciation rights.

                                  Individual Grants
-----------------------------------------------------------------------
                     Number of    % of Total
                    Securities     Options/
                    Underlying   Granted to              Market
                     Options/    Employees   Exercise    Price
                       SARs          in        or       on Date   Expir-
                     Granted      Fiscal    Base Price  of Grant  ation
   Name               (#)(1)       Year      ($/Sh)     ($/Sh)    Date
-----------  ------ ------  ------  -----  -----

Larry J.Bump         41,250(2)     4.73    4.5333  6.0333(5)  05/08/96
                     41,760(2)     4.78    4.5333  6.6000     05/08/96
                     35,000(3)(4)  4.01    8.6688  9.1250     10/30/06
                     40,000(3)     4.58    9.1300  9.1250     10/30/06

Gary L. Bracken      10,500(2)     1.20    4.5333  6.0333(5)  05/08/96
                     10,500(2)     1.20    4.5333  6.6000     05/08/96
                     10,000(3)(4)  1.15    8.6688  9.1250     10/30/06
                     40,000(3)     4.58    9.1300  9.1250     10/30/06

M. Kieth Phillips    10,500(2)     1.20    4.5333  6.0333(5)  05/08/96
                     10,500(2)     1.20    4.5333  6.6000(5)  05/08/96
                     10,000(3)(4)  1.15    8.6688  9.1250     10/30/06
                     40,000(3)     4.58    9.1300  9.1250     10/30/06

Melvin F.            10,500(2)     1.20    4.5333  6.0333(5)  05/08/96
Spreitzer            10,500(2)     1.20    4.5333  6.6000(5)  05/08/96
                     10,000(3)(4)  1.15    8.6688  9.1250     10/30/06
                     40,000(3)     4.58    9.1300  9.1250     10/30/06

James R. Beasley      9,000(2)     1.03    4.5333  6.0333(5)  05/08/96
                     10,000(3)(4)  1.15    8.6688  9.1250     10/30/06
                     40,000(3)     4.58    9.1300  9.1250     10/30/06


(Continued)
                       Potential Realizable Value
                        at Assumed Annual Rates
                      of Stock Price Appreciation
                           for Option Term(6)
                    ----------------------------------
   Name              0%($)        5%($)       10%($)
--------------      ------     ---------     ---------

Larry J. Bump       61,875      61,875(7)     61,875(7)
                    86,304      86,304        86,304
                    15,967     216,822       524,969
                         -     229,348       581,512

Gary L. Bracken    15,750       15,750(7)     15,750(7)
                   21,700       21,700(7)     21,700(7)
                    4,562       61,949       149,991
                        -      229,348       581,512

M. Kieth Phillips  15,750       15,750(7)     15,750(7)
                   21,700       21,700(7)     21,700(7)
                    4,562       61,949       149,991
                        -      229,348       581,512

Melvin F.          15,750       15,750(7)     15,750(7)
Spreitzer          21,700       21,700(7)     21,700(7)
                    4,562       61,949       149,991
                        -      229,348       581,512

James R. Beasley   13,500       13,500(7)     13,500(7)
                    4,562       61,949       149,991
                        -      229,348       581,512

-------------------------------------

(1)Consists solely of options to acquire shares of stock of the Company.

(2)The options were granted for terms of two to eight days, subject to earlier termination in certain events related to termination of employment, and were exercisable in full on the date of grant. The option exercise price was payable in cash or in cash and a promissory note.

(3)The options were granted for a term of 10 years, subject to earlier termination in certain events related to termination of employment. The options become exercisable in 25 percent increments on October 31, 1996, January 1, 1997, January 1, 1998, and January 1, 1999. The option exercise price may be paid in cash, by delivery of already-owned shares, in some instances by offset of underlying shares or pursuant to certain other cashless exercise procedures, or a combination thereof. Tax withholding obligations, if any, related to exercise may be paid by delivery of already-owned shares or by offset of the underlying shares, subject to certain conditions. Under the terms of the Company's 1996 Stock Plan, the Stock Plan Committee retains discretion, subject to plan limits, to modify the terms of the options and to reprice the options. In the event of a Change of Control, as defined in the Company's 1996 Stock Plan, the options become fully exercisable immediately.

(4)Each vesting date of the options shall be accelerated one year for each incremental $2.50 that the average of the daily closing sales prices of a share of Common Stock on the New York Stock Exchange over a period of 60 consecutive trading days exceeds $10.00 per share during the term of the options. The options are transferable under certain circumstances.

(5)Prior to the Company's initial public offering, the market price of shares of stock of the Company was determined by the Company's Board of Directors considering all relevant factors, including the Company's book value, in accordance with the Company's stock ownership plans.

(6)Potential realizable value illustrates the value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming that the market price of the underlying shares appreciates in value from the date of grant to the end of the option term at rates of 5% and 10%, respectively, compounded annually. The 0% column represents the realizable value on the date of the grant due to the exercise price being below the market price on the grant date.

(7)The values in the 5% and 10% columns do not appreciate due to the limited terms of the options (which were two to eight days from the date of grant).


Aggregated Option/SAR Exercises In Last Fiscal Year and FY-End Option/SAR Values

   The following table sets forth certain information with respect to options exercised by the named executive officers of the Company during fiscal 1996, and the number and value of unexercised options held by such executive officers at the end of the fiscal year. The Company has never granted any stock appreciation rights.

                                           Number of Securities
                      Shares              Underlying Unexercised
                     Acquired           Options/SARs at FY-End(#)
                        on     Value    -------------------------
                     Exercise Realized  Exerci-  Unexerci-
Name                    (#)    ($)(1)    sable    sable
----------           -------  ------   ------   -------

Larry J. Bump         83,010  148,179  18,750    56,250
Gary L.Bracken        21,000   37,450  12,500    37,500
M. Kieth Phillips     21,000   37,450  12,500    37,500
Melvin F. Spreitzer   21,000   37,450  12,500    37,500
James R.Beasley        9,000   13,500  12,500    37,500


(Continued)
                            Value of Unexercised
                               In-the-Money
                           Options/SARs at FY-End
                                ($)(1)(2)
                         ------------------------------
Name                     Exercisable       Unexercisable

Larry J. Bump              15,711             47,134
Gary L. Bracken             8,953             26,860
M. Kieth Phillips           8,953             26,860
Melvin F. Spreitzer         8,953             26,860
James R. Beasley            8,953             26,860

-------------------------------------------

(1)Market value of the underlying securities at exercise date or fiscal year-end, as the case may be, minus the option exercise price.

(2)The closing price for the Common Stock on the New York Stock
   Exchange on December 31, 1996, the last trading day of the fiscal year, was $9.75.


                       Pension Plan Table

   The following table sets forth estimated annual lifetime retirement benefits payable to eligible employees (including the persons named in the Summary Compensation Table) under the Company's qualified retirement and non-qualified benefit restoration plans in the specified compensation and years of service classifications following retirement at age 65.
                            10

             Estimated Annual Lifetime Retirement Benefits for
Average                   Years of Service Indicated
 Annual
Earnings              15 Yrs   20 Yrs    25 Yrs
                    -------  -------  -------

$125,000            $ 33,744 $ 44,928 $ 56,207
 150,000              41,069   54,678   68,407
 175,000              48,934   64,428   80,607
 200,000              55,719   74,178   92,807
 300,000              85,019  113,178  141,607
 400,000             114,319  152,178  190,407
 600,000             172,919  230,178  288,007


(Continued)

Average     Estimated Annual Lifetime Retirement Benefits for
 Annual             Years of Service Indicated
Earnings            30 Yrs     35 Yrs
                    -------  -------

$125,000             67,391   78,671
 150,000             82,016   95,746
 175,000             96,641  112,821
 200,000            111,266  129,896
 300,000            169,766  198,196
 400,000            228,266  266,496
 600,000            345,266  403,096

   The years of credited service for the persons named in the Summary Compensation Table as of December 31, 1996, are: Larry J. Bump, 19 years; Gary L. Bracken, 21 years; M. Kieth Phillips,
18 years; Melvin F. Spreitzer, 22 years; and James R. Beasley,
15 years. Amounts shown in the Pension Plan Table are straight life annuities for years of service classifications listed. The Pension Plan is an "excess" plan and is not offset by receipt of Social Security benefits or any other amounts.

   The Company maintains multiple contributory retirement plans for all eligible employees (excluding nonresident aliens, union members, and certain temporary and contract employees). Participants who retire at age 65 are entitled to receive retirement benefits determined on the basis of a formula reflecting years of credited service multiplied by a percentage of the final average salary. The final average salary is derived from base salary and annual bonus received in the highest-paid five consecutive years during the participant's total years of service with Willbros.

   Benefits are nonforfeitable when a participant completes five years of vesting service. Benefits may commence when a participant reaches the later of Normal Retirement Date (age 65) or the five-year anniversary of the participation date. Reduced benefits may commence upon a participant's attaining age 55 and five years of participation. Multiple joint and survivor benefit options are available to married participants.

   Contributions are made by the Company based on the actuarially determined cost of accrued retirement benefits, subject to statutory limits. Employee contributions are 2% of compensation up to the limit imposed under Section 401(a)(17) of the Internal Revenue Code of 1986, as amended (the "Code"). Employee contributions and interest may be distributed upon the participant's request at termination or retirement, resulting in a reduced annuity for vested participants.

   In addition to the qualified retirement plans, the Company maintains an Executive Benefit Restoration Plan ("EBRP") to partially restore retirement benefits to its top five officers. Benefit reductions resulting from statutory limits will be partially replaced in the form of a lump sum benefit, according to the plan, which limits the amount of compensation to be used in calculating the restoration benefit to 150% of the participant's base salary. The Company makes an annual, actuarially calculated contribution to an irrevocable trust for future distributions from the EBRP.

Employment Agreements and Change
  in Control Arrangements

   The Company has employment agreements with all of the executive officers of the Company.

   Effective January 1, 1996, the Company entered into Employment Agreements with Messrs. Bump, Spreitzer, Phillips and Bracken, which remain in effect until December 31, 1998. Effective
January 1, 1997, the Company entered into an Employment Agreement with Mr. Beasley which will also remain in effect until December 31, 1998. Each executive officer receives an annual base salary equal to his total annual base salary then in effect, which may be increased, but not decreased. Each agreement provides for salary adjustments for cost of living increases; the payment of bonuses at the discretion of such Board of Directors; and (except for Mr. Beasley) the eligibility to participate during calendar years 1996 through 1998 in the Willbros USA, Inc. Management Incentive Plan, dated January 1, 1996. Mr. Beasley is eligible to participate during calendar years 1997 and 1998 in the Willbros Engineers, Inc. Management Incentive Plan dated January 1, 1996. Each agreement contains a confidentiality provision which would be in effect for two years after termination of the employee's employment, as well as a non-competition provision with which the employee's employer has the right to require compliance for two years from the date of termination of employment or retirement. Each agreement also contains change of control provisions whereby if the employee's employment is terminated for any reason within 12 months of the occurrence of a change of control of the Company or if following a change of control of the Company the employee's employment is not continued upon expiration of the current employment agreement term, such employee will be entitled to elect to receive a severance payment equal to the sum of (a) three times his base salary then in effect, (b) three times the average incentive payment earned for the three years preceding the termination of employment, (c) an early retirement discount reduction, and (d) a tax recovery payment.

   All outstanding awards under the Willbros Group, Inc. 1996
Stock Plan, regardless of any limitations or restrictions, become fully exercisable and free of all restrictions, in the event of a Change in Control of the Company, as defined in such Plan.

Report on Executive Compensation

   The Compensation Committee of the Board of Directors (the "Compensation Committee") is responsible for establishing and administering the Company's executive officer salary and annual incentive compensation programs. The Stock Plan Committee of the Board of Directors (the "Stock Plan Committee") is responsible for administering the Company's 1996 Stock Plan. Employee Stock Ownership Plan Committees (the "ESOP Committees") are responsible for administering the Willbros USA, Inc. 1992 Employee Non-Qualified Stock Ownership Plan and the Willbros International, Inc. 1992 Employee Non-Qualified Stock Ownership Plan. Management Stock Ownership Plan Committees (the "MSOP Committees") are responsible for administering the Willbros USA, Inc. 1995 Management Personnel Non-Qualified Stock Ownership Plan and the Willbros International, Inc. 1995 Management Personnel Non-Qualified Stock Ownership Plan. The majority of the Compensation Committee members and all of the Stock Plan Committee members are non-employee directors who are not eligible to participate in any of the Company's executive employee compensation programs. The ESOP Committees and the MSOP Committees are each comprised of two employee directors, one non-employee director and one employee who is not a director. The Committees have access to independent compensation consultants and data.

   EXECUTIVE COMPENSATION PHILOSOPHY

   The Company's executive officer compensation program is designed to meet the following objectives:

       * To connect the interests of the executive officers with Company performance and the interests of stockholders;

       * To attract, retain and motivate executive employee talent;

       * To assure that a portion of each executive officer's total compensation is dependent upon the appreciation of the Company's Common Stock; and

       * To provide a balanced total compensation package that recognizes the individual contributions of each executive officer and the overall business performance of the Company.

These objectives are met through a program comprised of base salary, incentive compensation plans tied to annual operating performance levels, and long-term incentive opportunities primarily in the form of stock-based awards. Compensation decisions under the executive employee compensation program with respect to the Company's executive officers are made by the Compensation Committee and ratified by the full Board of Directors. All of the Company's executive officers have an employment contract which establishes incentive compensation terms and minimum base salary.

     EXECUTIVE COMPENSATION PROGRAM

     The Compensation Committee conducts a full review of the Company's executive compensation program each year. This annual review includes analyzing survey data comparing the competitiveness of the Company's executive compensation to that of companies in similar lines of business or of comparable size and scope of operations. The Committee also considers compensation data compiled from surveys of a broader group of general industry companies supplied by nationally known compensation consulting firms.

     BASE SALARY. Each year the Compensation Committee considers base salary adjustments for each of the Company's executive officers, including a cost-of-living adjustment when appropriate. The employment agreements with the Company's executive officers specify that annual base salary percentage increases must be at least equal to the percentage increase in the published Consumer Price Index during the preceding calendar year.

     ANNUAL INCENTIVE PROGRAM. The Company's executive officers are eligible for annual cash incentive awards under Incentive Plans administered by the Compensation Committee. Each executive officer is eligible to earn an individual award expressed as a percentage of base salary. Executive officer incentive award opportunities vary by level of responsibility. There is no minimum incentive award. The maximum percentage of base salary payable as an incentive award ranges from 100 percent to 300 percent, depending on the executive officer's position. The awards are granted when a specified financial performance level is achieved. In each case, the performance level is defined as a minimum rate of return which average total net assets employed in the business (excluding cash, cash equivalents and debt) must earn. This plan design takes into account the stockholders' interests by requiring the Company to achieve certain profitability levels before an executive officer is eligible to receive an annual incentive award.

     LONG-TERM INCENTIVE PROGRAMS. The Willbros USA, Inc. 1992 Employee Non-Qualified Stock Ownership Plan and the Willbros International, Inc. 1992 Employee Non-Qualified Stock Ownership Plan (collectively, the "ESOP"), approved by the Company's stockholders in 1992, permits the ESOP Committee to grant discretionary stock options in Company stock to eligible officers, directors and employees of Willbros USA, Inc., Willbros International Inc. and their subsidiaries ("Participating Companies"). One million five hundred thousand shares of the Company's stock were originally allocated to the ESOP.

     Under the ESOP, the option price per share cannot be less than 75 percent of the fair market value of a share on the date of the grant. The ESOP Committee, at its sole discretion, may permit an optionee to borrow funds from a participating company to provide all or a portion of the funds necessary to exercise options under the ESOP. The terms and conditions of such loan are determined by the ESOP Committee.

     Options in respect of all shares allocated to the ESOP were exercised during 1996 or in previous years. There are currently no shares in respect of which options can be granted under the ESOP.

     The Willbros USA, Inc. 1995 Management Personnel Non-Qualified Stock Ownership Plan and the Willbros International, Inc. 1995 Management Personnel Non-Qualified Stock Ownership Plan (collectively, the `MSOP'), approved by the Company's stockholders in 1995, permits the MSOP Committee to grant discretionary stock options in Company stock to eligible officers, directors, employees and consultants of Willbros USA, Inc., Willbros International, Inc. and their subsidiaries ("Participating Companies"). There were originally 305,760 shares of the Company's stock allocated to the MSOP.

     Under the MSOP, the option price per share cannot be less than 75 percent of the fair market value of a share on the date of the grant. The MSOP Committee, at its sole discretion, may permit an optionee to borrow funds from a participating company to provide all or a portion of the funds necessary to exercise options under the MSOP. The terms and conditions of such loan are determined by the MSOP Committee.

     Options in respect of all shares allocated to the MSOP were exercised during 1996. There are currently no shares in respect of which options can be granted under the MSOP.

     The Willbros Group, Inc. 1996 Stock Plan ("Stock Plan"), approved by the stockholders in 1996, permits the Stock Plan Committee, at its discretion, to grant various stock-based awards, including options, stock appreciation rights and restricted stock to the Company's executive officers, as well as to other key management employees. An Option award may be either an incentive stock option ("ISO") or a non-qualified stock option ("NSO"). The Stock Plan Committee takes into account management's recommendations regarding the number of shares or options to be awarded to specific employees.

     To date, the Stock Plan Committee has granted only ISO and NSO awards. Both ISO and NSO awards entitle the employee to purchase a specified number of shares of the Company's Common Stock at a specified price during a specified period. Both the ISO awards and the NSO awards have a 10-year term. The ISO awards have an exercise price equal to the closing market price of the Common Stock on the day of the grant and they vest 25 percent in each successive calendar year, beginning with the year of grant. The NSO awards have an exercise price equal to 95 percent of the closing market price of the Common Stock on the day of the grant and vest 25 percent in each successive calendar year, beginning with the year of grant, subject to acceleration based on stock price increases. Both types of awards are designed as an incentive for future performance by the creation of stockholder value over the long-term since the greatest benefit of the options is realized only if stock price appreciation occurs.

     CHIEF EXECUTIVE OFFICER COMPENSATION FOR 1996

     In November 1995, the Compensation Committee approved, and the Board of Directors ratified, a cost-of-living salary increase of 3 percent for Mr. Bump. In May 1996, the MSOP Committee granted Mr. Bump an option to purchase 36,000 shares of Common Stock and 41,760 shares of Preferred Stock. In May 1996, the ESOP Committee granted Mr. Bump an option to purchase 5,250 shares of Common Stock. In October 1996, the Stock Plan Committee, granted Mr. Bump an ISO to purchase 40,000 shares of Common Stock and an NSO to purchase 35,000 shares of Common Stock. The granting of these options was based on a subjective analysis of Mr. Bump's performance.

     POLICY REGARDING TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     Section 162(m) of the Code places a $1 million per person limitation on the United States tax deduction the Company may take for compensation paid to its Chief Executive Officer and its four other highest paid executive officers, except compensation which constitutes performance-based compensation as defined by the Code is not subject to the $1 million limit. The Compensation and Stock Plan Committees believe that no compensation otherwise deductible for 1996 was subject to this deductibility limit. The Stock Plan
Committee generally intends to grant awards under the 1996 Stock Plan consistent with the terms of Section 162(m) so that such awards will not be subject to the $1 million limit. In other respects, the Compensation and Stock Plan Committees expect to take such actions in the future as may be necessary to preserve the deductibility of executive compensation to the extent reasonably practicable and consistent with other objectives of the Company's compensation program. In doing so, the Compensation and Stock Plan Committees may utilize alternatives such as deferring compensation to qualify compensation for deductibility and may rely on grandfathering provisions with respect to existing compensation commitments. If any executive officer compensation exceeds this limitation, it is expected that such cases will represent isolated, nonrecurring situations arising from special circumstances.

  COMPENSATION COMMITTEE                  ESOP AND MSOP COMMITTEES

  Peter A. Leidel (until October 1996)    Larry J. Bump
  Melvin F. Spreitzer                     Melvin F. Spreitzer
  Guy E. Waldvogel                        Peter A. Leidel
  John H. Williams (after October 1996)   Gary L. Bracken
                                          M. Kieth Phillips

  STOCK PLAN COMMITTEE

  Guy E. Waldvogel
  John H. Williams

     The Report on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Compensation Committee Interlocks and Insider Participation

     During 1996, Melvin F. Spreitzer, an executive officer of the Company, was a member of the Compensation Committee and participated in deliberations concerning executive officer compensation. The other two members of the Compensation Committee, Guy E. Waldvogel and John H. Williams (appointed in late October 1996), are non-employee directors of the Company. Peter A. Leidel, a non-employee director of the Company, served on the Compensation Committee until late October 1996.

     During 1996, Dillon Read acted as a Managing Underwriter of the Company's initial public offering of 5,490,500 shares of Common Stock, of which 4,964,520 shares were sold by a stockholder of the Company, and received certain fees from the Company for its services. Mr. Leidel, a Senior Vice President of Dillon Read, is a director of the Company.

     Since January 1, 1996, Mr. Spreitzer, an executive officer of the Company, has been indebted to the Company in amounts in excess of $60,000. The largest amount of such indebtedness outstanding during such period was $143,730. This indebtedness bears no interest and the outstanding balance of such indebtedness as of March 15, 1997, was $143,730. This indebtedness was incurred in connection with the exercise of options to purchase Common Stock and Preferred Stock of the Company.

Performance Graph

     The following graph compares the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock during the period commencing August 15, 1996 (the date on which the Company's Common Stock began trading publicly), and ending on December 31, 1996, with the cumulative total return on the S&P 500 Index and the S&P Engineering & Construction Index. The comparison assumes $100 was invested on August 15, 1996, in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.

                [ PERFORMANCE GRAPH APPEARS HERE ]



                                    15-Aug-96     31-Dec-96
                                  ---------------------------

      Willbros Group, Inc.              $100      $101
      S&P Engineering & Construction
        Index                           $100      $ 91
      S&P 500 Index                     $100      $113
----------------------------------------------------------------

Source:  S&P Compustate Custom Data Services




     The above performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                      CERTAIN TRANSACTIONS

     During 1996, Dillon Read acted as a Managing Underwriter of the Company's initial public offering of 5,490,500 shares of Common Stock, of which 4,964,520 shares were sold by a stockholder of the Company, and received certain fees from the Company for its services. Bryan H. Lawrence and Peter A. Leidel, a Managing Director and a Senior Vice President, respectively, of Dillon Read, are directors of the Company.

     Since January 1, 1996, certain executive officers of the Company have been indebted to the Company in amounts in excess of $60,000 under various notes. Such notes were issued to evidence certain loans by the Company to such officers in connection with the purchase of shares of Common Stock and Preferred Stock pursuant to certain management and employee stock ownership plans. No shares will be sold in the future under these plans. The following table sets forth, as to the persons shown, the largest amounts of their indebtedness outstanding during such period, the interest rates, the final maturity dates and the outstanding balances of such indebtedness as of March 15, 1997:

                     Largest               Final      Outstanding
                    Amount of  Interest   Maturity     Balance at
Name              Indebtedness  Rate        Date     March 15, 1997
------------------------------------------  ---------  -----------

Larry J. Bump      $493,181       0%      April 15,      $493,181
                                            2000

Gary L. Bracken     143,730       0       April 15,       143,730
                                            2000

M. Kieth Phillips   143,730       0       April 15,       143,730
                                             2000

Melvin F. Spreitzer 143,730       0       April 15,       143,730
                                            2000

James R. Beasley     93,645       0       April 15,        71,160
                                            2000

    SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than ten percent of the Common Stock, to report their initial ownership of the Common Stock and any subsequent changes in that ownership to the SEC and the New York Stock Exchange, and to furnish the Company with a copy of each such report. SEC regulations impose specific due dates for such reports, and the Company is required to disclose in this Proxy Statement any failure to file by these dates during and with respect to fiscal 1996.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during and with respect to fiscal 1996, all Section 16(a) filing requirements applicable to its officers, directors and more than ten percent stockholders were complied with.


                         OTHER MATTERS

Matters Which May Come Before the Annual Meeting

     The Board of Directors knows of no matters other than those described in this Proxy Statement which will be brought before the Annual Meeting for a vote of the stockholders. If any other matter properly comes before the Annual Meeting for a stockholder's vote, the persons named in the accompanying proxy will vote thereon in accordance with their best judgment.

Proposals of Stockholders

     Proposals of stockholders intended to be presented at the Company's 1998 Annual Meeting of Stockholders must be received at the principal executive offices of the Company, Edificio Torre Banco Germanico, Calle 50 y 55 Este, Apartado 850048, Panama 5, Republic of Panama, on or before December 1, 1997, to be considered for inclusion in the Company's proxy statement and accompanying proxy for that meeting.

Annual Report

     A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1996, as filed with the Securities and Exchange Commission, will be furnished without charge to stockholders upon written request to: Brian J. Heagler, Investor
Relations, c/o Willbros USA, Inc., 2431 East 61st Street,
Suite 700, Tulsa, Oklahoma 74136-1267.

                                   By Order of the Board of
                                   Directors,

                                   /s/ John N. Hove
                                   -----------------------------
                                   John N. Hove
                                   Secretary

March 31, 1997
Panama City, Panama

 [ LOGO ]              WILLBROS GROUP, INC.


   This Proxy is Solicited on Behalf of the Board of Directors for the Annual Meeting of Stockholders to be held May 2, 1997

    The undersigned hereby appoints L.W. Watson, III and Rogelio de la Guardia, and each of them, with full power of substitution, as proxies to represent and vote all of the shares of Common Stock the undersigned is entitled to vote at the Annual Meeting of Stockholders of Willbros Group, Inc. to be held on the 2nd day of May, 1997, at 9:00 a.m., local time, at the Inter Continental Hotel, Miramar Plaza, Balboa Avenue, Panama City, Panama, and at any and all adjournments thereof, on all matters coming before said meeting.


      PLEASE MARK, SIGN AND DATE THE PROXY ON THE OTHER SIDE
AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                    (continued on other side)
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED
IN THE MANNER DIRECTED HEREIN BY THE STOCKHOLDER.
IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED
FOR PROPOSALS 1 AND 2.

                                             Please mark
                                             your votes as
                                             indicated in    X
                                             this example   ----
1. Election of Directors.

            Nominees:     Melvin F. Spreitzer, Peter A. Leidel
            and M. Kieth Phillips as Class I Directors and Gary
            L. Bracken as a Class III Director.

            ---- FOR all nominees        ---- WITHHOLD AUTHORITY
                 listed to the                to vote for all
                 right (except as             nominees
                 marked to the                listed to the
                 contrary                     right

   INSTRUCTIONS: To withhold authority to vote for any individual nominee, write the nominee's name in the space provided below.

   -------------------------------------------------------------

2. Ratification of KPMG Peat Marwick as independent auditors of the Company for 1997.

         ---- FOR       ---- AGAINST   ---- ABSTAIN

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and at any and all adjournments thereof.


                              ------------------------------------
                                          Signature

                              ------------------------------------
                                  Signature if held jointly

                              Dated:-----------------------, 1997

                             Please sign exactly as name appears
                             herein, date and return promptly.
                             When shares are held by joint
                             tenants, both must sign.  When
                             signing as attorney, executor,
                             administrator, trustee or guardian,
                             please give full title as such.  If
                             a corporation, please sign in full
                             corporate name by duly authorized
                             officer and give title of officer.
                             If a partnership, please sign in
                             partnership name by authorized
                             person and give title or capacity
                             of person signing.